THE ADVISORS' INNER CIRCLE FUND

                                   SCHEDULE A
                             DATED AUGUST 8, 1994,
                       AS LAST AMENDED FEBRUARY 15, 2011
                 TO THE DISTRIBUTION PLAN DATED AUGUST 8, 1994,
                            AMENDED AUGUST 14, 2000

     Subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, the Distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.


PORTFOLIO                                                                   CLASS OF SHARES                              FEE
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
AlphaOne Small Cap Growth Fund                                             Investor Class Shares                         0.25%
AlphaOne Small Cap Growth Fund                                             R Class Shares                                0.25%
AlphaOne Micro Cap Equity Fund                                             Investor Class Shares                         0.25%
AlphaOne Micro Cap Equity Fund                                             R Class Shares                                0.25%
AlphaOne U.S. Equity Long Short Fund                                       Investor Class Shares                         0.25%
AlphaOne U.S. Equity Long Short Fund                                       R Class Shares                                0.25%
Aviva Investors Emerging Markets Local Currency Bond Fund                  Investor Class Shares                         0.25%
Aviva Investors High Yield Bond Fund                                       Investor Class Shares                         0.25%
Aviva Investors Core Aggregate Fixed Income Fund                           Investor Class Shares                         0.25%
Edgewood Growth Fund                                                       Retail                                        0.25%
HGK Equity Value Fund                                                                                                    0.25%
UA S&P 500 Index Fund                                                      II                                            0.10%
WHG LargeCap Value Fund                                                    A Class Shares                                0.25%
WHG Income Opportunity Fund                                                A Class Shares                                0.25%